UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2020 (September 22, 2020)

AECOM

(Exact name of Registrant as specified in its charter)

Delaware	0-52423	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1999 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ACM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 8.01 Other Events.

On September 22, 2020, the Department of Justice issued a press release announcing the settlement of a False Claims Act whistleblower case involving the Department of Energy’s Waste Treatment Plant (WTP) project in Hanford, Washington. The settlement agreement was entered into with defendants Bechtel Corporation (the prime contractor), Waste Treatment Completion Company, and AECOM Energy and Construction Inc. (AECI), an entity that is no longer part of AECOM. In the agreed-upon Statement of Facts, which is an attachment to the settlement agreement, the defendants expressly deny fault or liability.

AECI was part of AECOM’s former Management Services business, which was sold in January of 2020 and now operates as Amentum. AECOM, therefore, was not a party to these settlement agreements, and agreements such as the corporate monitor agreement referenced in the DOJ press release are agreements that bind the defendants and not AECOM. AECOM has no current or future involvement in the WTP project.

AECOM’s role in the settlement process was limited to certain obligations in the agreement under which AECI was sold to Amentum. The net impact of the settlement and associated matters to AECOM’s cash flow and financial results is expected to be immaterial.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AECOM

Dated: September 23, 2020	By:	/s/ David Y. Gan
David Y. Gan
Executive Vice President, Chief Legal Officer